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                               AMENDMENT NO. 4
                                      TO
                           STOCK PURCHASE AGREEMENT

      AMENDMENT No. 4 (this "Amendment"), dated as of January 29, 2002, to Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of August 23, 2001, between HEALTHSTAR HOLDINGS, LLC, a New Jersey limited liability company ("Holdings"), and BIONUTRICS, INC., a Nevada corporation ("BNRX" or the "Corporation"), as amended by Amendment No. 1, dated as of August 23, 2001 (the "First Amendment"), Amendment No. 2, dated as of October 31, 2001 (the "Second Amendment"), and Amendment No. 3, dated as of December 28, 2001 (the "Third Amendment"), by and among Holdings, BNRX and the purchasers of shares of Common Stock of the Corporation whose names appear on that certain accession agreement who will agree to be bound by the Stock Purchase Agreement, as amended (collectively, the "Investors").

                                  BACKGROUND

      A. Section 10.9 of the Stock Purchase Agreement provides that Holdings and BNRX may amend the Stock Purchase Agreement by an agreement in writing signed by both parties.

      B. Further, the parties hereto have agreed to amend certain matters in connection with the Closing of the Stock Purchase Agreement, which they desire to formalize and reduce to writing as set forth in this Amendment.

      NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. DEFINITIONS. Unless otherwise set forth herein, all capitalized terms shall have the meaning ascribed to them in the Stock Purchase Agreement and the First Amendment.

      2. MULTIPLE CLOSINGS. Section 1.3 of the Stock Purchase Agreement, as amended by the First Amendment, Second Amendment and Third Amendment, is hereby further amended and restated to read in its entirety as follows:

                  "1.3 Closing. The initial closing of the transactions
            contemplated by the Stock Purchase Agreement, as amended, in an amount of at least the Holdings Shares and the Minimum Purchased Shares (the "Initial Closing") shall occur on or before March 1, 2002 (the "Initial Closing Date"). Thereafter, one or more subsequent closings of the transactions contemplated by the Stock Purchase Agreement, as amended, each of an amount of no less than one hundred thousand (100,000) Purchased Shares, shall occur on or before May 1, 2002 (each a "Subsequent Closings"); provided however that Holdings may extend the Initial Closing Date in its sole discretion if any of the conditions to Holdings obligation to close set forth in Article V of the Stock Purchase Agreement, as amended, are not satisfied in Holding's sole and absolute discretion. Closings shall occur at Holdings' offices located at 100 Woodbridge Center Drive Suite 202, Woodbridge, New Jersey 07095 or such other location as Holdings may advise the Corporation in writing.

      3. ALL OTHER TERMS. all other terms of the Agreement, the First Amendment, Second Amendment and Third Amendment shall remain in full force and effect.

      4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

HEALTHSTAR HOLDINGS, LLC                  BIONUTRICS, INC.


By: /s/ Peter Cossman                     By: /s/ William McCormick
    --------------------------            --------------------------------
Name: Peter Cossman                       Name: William McCormick
Title: Vice President                     Title: Director



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